EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the references to us in this Post-Effective Amendment No. 87 to Registration Statement No. 02-27962 on Form N-1A of Eaton Vance Special Investment Trust (the “Trust”) under the heading “Other Service Providers - Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts February 28, 2008